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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                          ----------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                  June 14, 2002

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                            WORKFLOW MANAGEMENT, INC.
             (Exact name of Registrant as specified in its charter)

             Delaware                    0-24383                 06-1507104
     (State of Incorporation)    (Commission File Number)     (I.R.S. Employer
                                                             Identification No.)

                       240 Royal Palm Way
                         Palm Beach, FL                             33480
           (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:  (561) 659-6551

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Item 5.           Other Events and Regulation FD Disclosure

         A press release regarding the Company's proposed private offering of senior secured notes is attached to this Form 8-K as Exhibit 99.1.

Item 9.           Regulation FD Disclosure

         During its earnings conference call on June 6, 2002 for the fiscal year ended April 30, 2002 ("Fiscal 2002"), the Company gave financial guidance for the fiscal year ending April 30, 2003 ("Fiscal 2003"). Specifically, the Company stated that it anticipates (i) revenues to range from $660 million to $680 million, (ii) EBITDA to be approximately $44 million, and (iii) diluted earnings per share to range from $0.55 to $0.60. This guidance assumes (i) a 3% growth in revenues in Fiscal 2003 compared to Fiscal 2002, (ii) no growth in gross margins, (iii) the benefits of a full year of cost savings as a result of cost reduction measures taken in Fiscal 2002, and (iv) an interest rate of 12% on indebtedness approximately equal to the amount outstanding under the Company's existing credit facility on June 6, 2002.

         The Company's guidance on future financial results constitutes forward looking statements that involve risks and uncertainties and the Company's actual financial results may be materially different from those anticipated. Factors that could cause actual results to differ from expected results include economic downturns, changes in customer purchasing patterns, risks associated with the Company's debt obligations, changes in the terms and conditions of the Company's financing arrangements, risks associated with future growth, risks associated with acquisitions, changes in customer preferences and trends away from the use of printed products, risks associated with foreign and international business, disruptions in product supplies, decreased availability and increased cost of paper, competition in the Company's markets, loss of key members of the Company's management team, and reliance on third parties for maintaining management information systems.

         The Company does not have any obligation to update its financial guidance for Fiscal 2003 to reflect events or circumstances after the date of this 8-K or to reflect the occurrence of unanticipated events.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2002
                                        WORKFLOW MANAGEMENT, INC.

                                     By:   /s/ Michael L. Schmickle
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                                             Michael L. Schmickle,
                                             Executive Vice President
                                             Chief Financial Officer,
                                             Treasurer and Secretary